Item 77C

DREYFUS NEW JERSEY MUNICIPAL MONEY MARKET FUND, INC.

MATTER SUBMITTED TO A VOTE OF SECURITY HOLDERS

A Special Joint Meeting of Shareholders (the “Meeting”) of Dreyfus New Jersey Municipal Money Market Fund, Inc. (the “Fund”) was held on December 28, 2009. Out of a total of 488,741,745.820 of the Fund’s shares (“Shares”) outstanding and entitled to vote at the Meeting, a total of 269,490,323.450 were represented at the Meeting, in person or by proxy. The following matters were duly approved by the holders of the Fund’s outstanding Shares as follows:

1.             To approve amending the Fund’s policy regarding borrowing:

                                                                            SHARES

                                  _______________________________________________________

                                      Affirmative               Against                      Abstain

                                  ______________________________________________________

                                  203,686,095.210        57,030,501.310             8,773,726.930

2.             To approve amending the Fund’s policy regarding lending:

                                                                            SHARES

                                  _______________________________________________________

                                      Affirmative               Against                      Abstain

                                  ______________________________________________________

                                203,043,017.350        58,269.008.090               8,178,298.010

3.    To permit investment in other investment companies.

                                                                            SHARES

                                  _______________________________________________________

                                      Affirmative               Against                      Abstain

                                  ______________________________________________________

                                 197,290,121.250        64,433,510.860              7,766,691.340